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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549




                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported) September 18, 1997

                           CORVAS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (state or other jurisdiction of incorporation)



       0-19732                                         33-0238812
(Commission File No.)                     (I.R.S. Employer Identification No.)



                             3030 SCIENCE PARK ROAD
                              SAN DIEGO, CA  92121
              (Address of principal executive offices and zip code)



       (Registrant's telephone number, including area code) (619) 455-9800

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     ITEM 5.  OTHER EVENTS.

     On September 18, 1997, the Board of Directors of CORVAS INTERNATIONAL, INC. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share (the "Common Shares"), of the Company. The dividend is effective as of
October 15, 1997 (the "Record Date") with respect to the stockholders of record
on that date.   The Rights will also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one 1/100 of a share of Series C Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company at a price of $50.00 per one 1/100 of a Preferred Share (the "Purchase Price"), subject to certain anti-dilution adjustments. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the Rights are set forth in a Rights Agreement dated as of September 18, 1997 (the "Rights Agreement"), between the Company and American Stock Transfer and Trust Company (the "Rights Agent").

          Initially, the Rights will be evidenced by the stock certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person" as such term is defined in the Rights Agreement) or (ii) 10 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by such person or group of 20% or more of the outstanding Common Shares (the "Distribution Date"), the Rights will be evidenced, with respect to any Common Share certificate outstanding as of the Record Date, by such Common Share certificate.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on September 18, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from


                                       2.
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time to time to prevent dilution.  The number of outstanding Rights and the number of one 1/100s of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares, a stock dividend on the Common Shares payable in Common Shares, or any subdivision, consolidation or combination of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one 1/100 of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to receive a quarterly preferential dividend of $l per share, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on each Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a minimum preferential liquidation payment of $100 per share, but will be entitled to receive, in the aggregate, a liquidation payment equal to 100 times the payment made per Common Share. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or other property, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Finally, each Preferred Share will have 100 votes, voting together with the Common Shares. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one 1/100 interest in a Preferred Share purchasable upon exercise of each Right will approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of the Company's preferred stock, including, without limitation, the Company's Series A and Series B Preferred Stock.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence on the date of public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined).

     Generally, under the Plan, an "Acquiring Person" shall not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan. In addition, except under limited circumstances, no person or entity shall become an Acquiring Person either as the result of the acquisition of
(i) Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of the Common Shares then outstanding, or
(ii) Common Shares directly from the Company.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons


                                       3.
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have an interest, proper provision will be made so that each such holder of a
Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time prior to the earlier of (i) the close of business on the day of the first public announcement that a person has become an Acquiring Person, or
(ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Under certain circumstances, the Board of Director's right to redeem may be suspended for 180 days. In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share for each Right (or, if the number of shares is not and cannot be authorized, the Company may issue Preferred Shares, preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the rights), subject to adjustment.

     The terms of the Rights generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

     The rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be amended to permit such acquisition or redeemed by the Company at $.001 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or (ii) the Final Expiration Date of the Rights.

ITEM 7.   EXHIBITS.

          4.3 Press Release, dated as of October 2, 1997, entitled "Corvas International, Inc. Adopts Stockholder Rights Plan"


          4.4 Rights Agreement dated as of September 18, 1997, among Corvas International, Inc. and American Stock Transfer and Trust Company


                                       4.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORVAS INTERNATIONAL, INC.



Dated:  October 8, 1997            By: /s/ JOHN E. CRAWFORD
                                       ----------------------------
                                           John E. Crawford
                                           Executive Vice President and
                                           Chief Financial Officer



                                       5.
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                                INDEX TO EXHIBITS


          4.3 Press Release, dated as of October 2, 1997, entitled "Corvas International, Inc. Adopts Stockholder Rights Plan"

          4.4 Rights Agreement dated as of September 18, 1997, among Corvas International, Inc. and American Stock Transfer and Trust Company




                                       6.